Advaxis Secures a $30M Direct Placement Financing to Healthcare Specialist Investors

PRINCETON, N.J., August 16, 2016 – Advaxis, Inc. (NASDAQ: ADXS), a clinical-stage biotechnology company developing cancer immunotherapies, today announced that it has entered into a definitive securities purchase agreement with healthcare institutional specialist investors to sell approximately 2.2 million shares of its common stock at a price of $13.50 per share in a registered direct offering for gross proceeds of approximately $30 million. The offering is expected to close on or about August 19, 2016, subject to customary closing conditions.

Jefferies LLC and Barclays Capital, Inc. are acting as lead placement agents for the offering. Cantor Fitzgerald & Co. and Guggenheim Securities, LLC are acting as co-placement agents for the offering.

The shares described above are being offered by Advaxis pursuant to a shelf registration statement on Form S-3 (File No. 333-203497) that was declared effective by the Securities and Exchange Commission (SEC) on April 27, 2015. A prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting Jefferies LLC, 520 Madison Avenue, 2nd Floor, New York, NY, 10022, Attention: Equity Syndicate Prospectus Department, or by telephone at 877-547-6340, or by email at prospectus_department@jefferies.com or Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com. Investors may also obtain these documents for no charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advaxis, Inc.

Located in Princeton, N.J., Advaxis, Inc. is a clinical-stage biotechnology company developing multiple cancer immunotherapies based on its proprietary Lm Technology™. The Lm Technology, using bioengineered live attenuated Listeria monocytogenes (Lm) bacteria, is the only known cancer immunotherapy agent shown in preclinical studies to both generate cancer fighting T cells directed against cancer antigens and neutralize Tregs and myeloid-derived suppressor cells (MDSCs) that protect the tumor microenvironment from immunologic attack and contribute to tumor growth. Advaxis’ lead Lm Technology™ immunotherapy, AXAL, targets human papillomavirus (HPV)-associated cancers and is in clinical trials for three potential indications: Phase 3 in invasive cervical cancer, Phase 2 in head and neck cancer, and Phase 2 in anal cancer. The U.S. Food and Drug Administration (FDA) has granted AXAL orphan drug designation for each of these three clinical settings, as well as Fast Track designation for adjuvant therapy for high-risk, locally advanced cervical cancer (HRLACC) patients and a Special Protocol Assessment for the Phase 3 AIM2CERV trial in HRLACC patients. AXAL has also been classified as an advanced therapy medicinal product for the treatment of cervical cancer by the European Medicines Agency’s Committee for Advanced Therapies. Advaxis has two additional immunotherapy products: ADXS-PSA in prostate cancer and ADXS-HER2 in HER2 expressing solid tumors, in human clinical development.

Advaxis Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to: statements regarding the completion and timing of the offering of shares. These forward-looking statements are subject to a number of risks, including the risk factors set forth from time to time in Advaxis’ SEC filings, including but not limited to its report on Form 10-K for the fiscal year ended October 31, 2015, which is available at http://www.sec.gov, as well as the risks identified or incorporated by reference in the registration statement and the prospectus supplement relating to the offering. Advaxis undertakes no obligation to publicly release the result of any revision to these forward-looking statements, which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

***

CONTACTS:

Company:

Advaxis, Inc.

Greg Mayes, Executive Vice President and COO

mayes@advaxis.com

609.250.7515

Media Contact:

JPA Health Communications

David Connolly

dconnolly@jpa.com

617-543-3915